UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126

(Address of Principal Executive Office) (Zip Code)

(315) 343-0057

(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2) of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 23rd, 2019, Pathfinder Bank announced that its Board of Directors has appointed Walter F. Rusnak as the Company's Senior Vice President, Chief Financial Officer, effective immediately. In this capacity, Mr. Rusnak heads the Accounting and Finance divisions, joins the Senior Management team, and reports directly to Thomas W. Schneider, President and CEO.

Prior to his appointment, Mr. Rusnak, 65, had been the Company's First Vice President of Finance and Accounting since May 2018. Mr. Rusnak joined the Company in August 2015 as Vice President of Finance.

Immediately prior to joining Pathfinder Bank, Mr. Rusnak served as an advisory board member and founding principal of Ovitz Corporation, where he advised and supported the financial operations and corporate governance in a start-up medical device company. Mr. Rusnak is a highly accomplished Financial Executive with over 35 years of progressive experience in the Banking Industry, possessing Certifications as a Public Accountant (CPA), and as a Chartered Global Management Accountant (CGMA). He holds a Bachelor’s degree in Accounting from Canisius College in Buffalo, NY and a Master of Business Administration degree from the State University of New York at Buffalo.

This appointment to the CFO role, previously held by James A. Dowd, Executive Vice President, Chief Operating Officer, was with the full and unequivocal support of Mr. Dowd, in recognition of both the depth and breadth of his own expanding roles, and his full regard for the capabilities, character and knowledge of Mr. Rusnak.

Mr. Dowd will continue to serve as Executive Vice President, Chief Operating Officer for Pathfinder Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date:	January 23, 2019	By:	/s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer